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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              June 23, 2003
                                                      --------------------------


                           NORTHERN TRUST CORPORATION
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

       0-5965                                              36-2723087
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(Commission File Number)                       (IRS Employer Identification No.)

Fifty South LaSalle Street, Chicago, Illinois                60675
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   (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code            (312) 630-6000
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Item 5.  Other Events

     On June 23, 2003, the registrant announced that it has taken steps to reduce expenses that, together with transactions announced earlier in the quarter, will result in a second quarter net pre-tax charge to earnings of approximately $51.5 million. This will impact reported earnings per share by $.14 for the second quarter 2003. Approximately $23.5 million of the charge represents severance costs relating to the elimination of approximately 700 positions. The expected effect of these actions, as well as additional reductions in operating expenses that Northern Trust expects to achieve over the next 12 months, is to reduce annual operating expenses by $145-$150 million.

     A copy of the press release issued by the registrant in connection with the announcement is filed as Exhibit 99 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

    (c) Exhibits:

        Exhibit 99       June 23, 2003 press release

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          NORTHERN TRUST CORPORATION
                                          --------------------------
                                                 (Registrant)

Dated: June 23, 2003                By:  /s/ Perry R. Pero
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                                             Perry R. Pero
                                               Vice Chairman
                                               and Chief Financial Officer




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                                  EXHIBIT INDEX
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Number                 Description                                 Page Number
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  99                   June 23, 2003 press release                      5

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